Exhibit 99.1

Attachment to Form 4

JOINT FILER INFORMATION

Name and Address:	Nader Tavakoli

24 West 40th St., 10th Floor

New York, NY 10018

Date of First Event Requiring Statement:	11/23/09
Issuer and Ticker Symbol:	Endwave Corporation (ENWV)
Relationship to Issuer:	10% Owner
Designated Filer:	EagleRock Capital Management, LLC

TABLE I INFORMATION

Title of Security:	Common Stock
Date of First Transaction	11/23/09
Transaction Code	S
Amount of Securities and Price	16,954 at $2.4438 (1)

Securities Acquired (A) or Disposed of (D)	D

Amount of Securities Beneficially Owned

Following Reported Transactions	1,101,449
Ownership Form:	I
Nature of Indirect Beneficial Ownership:	(4)
Title of Security:	Common Stock
Date of First Transaction	11/24/09
Transaction Code	S
Amount of Securities and Price	44,609 at $2.3670 (2)

Securities Acquired (A) or Disposed of (D)	D

Amount of Securities Beneficially Owned

Following Reported Transactions	1,056,840
Ownership Form:	I
Nature of Indirect Beneficial Ownership:	(4)
Title of Security:	Common Stock
Date of First Transaction	11/25/09
Transaction Code	S
Amount of Securities and Price	17,084 at 2.3000 (3)

Securities Acquired (A) or Disposed of (D)	D

Amount of Securities Beneficially Owned

Following Reported Transactions	1,039,756
Ownership Form:	I
Nature of Indirect Beneficial Ownership:	(4)